                                  SCHEDULE 14C

                 INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

                INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Check the appropriate box:




[ ]  Preliminary Information Statement         [ ]  Confidential, for Use of the Commission Only
[X]  Definitive Information Statement               (as permitted by Rule 14c-5(d)(2))


                            IXC COMMUNICATIONS, INC.
--------------------------------------------------------------------------------
                  (Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5)  Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

--------------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3)  Filing Party:

--------------------------------------------------------------------------------

     (4)  Date Filed:

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

                            IXC COMMUNICATIONS, INC.
                      1122 CAPITAL OF TEXAS HIGHWAY SOUTH
                              AUSTIN, TEXAS 78746

                            ------------------------

              NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

TO THE STOCKHOLDERS OF IXC COMMUNICATIONS, INC.:

     The Board of Directors of IXC Communications, Inc. (the "Company") has taken action to adopt and approve the Company's 1998 Stock Plan (the "1998 Stock Plan"). The 1998 Stock Plan is more fully described in the attached Information Statement.


     Stockholders holding an aggregate of over 50% of the issued and outstanding shares of the Company's Common Stock, $.01 par value (the "Common Stock") have also approved in writing the 1998 Stock Plan. The adoption and approval by the stockholders of the Company shall not become effective until October 7, 1998, which date is at least twenty (20) days after the mailing of the enclosed Information Statement. The 1998 Stock Plan has been approved by written consent without the need for any action to be taken by you.


     Your consent to the adoption of the 1998 Stock Plan is not required and is not being solicited in connection with this action. Pursuant to Section 228 of the Delaware General Corporation Law, you are hereby being provided with notice of the approval by less than the unanimous written consent of the stockholders of the Company. Pursuant to the Securities Exchange Act of 1934, with this letter you are being furnished with an Information Statement relating to this action.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED INFORMATION IS BEING SENT TO YOU FOR INFORMATION PURPOSES ONLY.

                                          By Order of the Board of Directors

                                      /s/ Jeffrey C. Smith
                                          Secretary

Austin, Texas

September 14, 1998

                            IXC COMMUNICATIONS, INC.
                      1122 CAPITAL OF TEXAS HIGHWAY SOUTH
                              AUSTIN, TEXAS 78746
                            ------------------------

                     INFORMATION STATEMENT RELATING TO THE
                        APPROVAL OF THE 1998 STOCK PLAN

                     WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY


 THE APPROXIMATE DATE OF MAILING OF THIS INFORMATION STATEMENT IS SEPTEMBER 14,
                                      1998


     This Information Statement is being furnished by IXC Communications, Inc., a Delaware corporation (the "Company" or "IXC Communications"), to the holders of the Company's Common Stock, $.01 par value (the "Common Stock"), in connection with the approval and adoption of the Company's 1998 Stock Plan (the "1998 Stock Plan").

     The Board of Directors of the Company has taken action to approve the 1998 Stock Plan which requires the approval by the affirmative vote of a majority of the outstanding shares of Common Stock. Stockholders holding an aggregate of over 50% of the issued and outstanding shares of the Common Stock have consented in writing to the approval and adoption of the 1998 Stock Plan.


     Accordingly, all corporate action necessary to approve and adopt the 1998 Stock Plan has already been taken. Pursuant to the regulations promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), the approval and adoption of the 1998 Stock Plan by the stockholders of the Company will not become effective until October 7, 1998, which date is at least twenty (20) days after the Company has mailed this Information Statement to the stockholders of the Company.


     The Company has asked brokers and other custodians and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such materials.

     THE 1998 STOCK PLAN HAS BEEN APPROVED BY THE STOCKHOLDERS WHO HOLD SUFFICIENT VOTING SECURITIES TO APPROVE THE ACTION. THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU SOLELY FOR YOUR INFORMATION. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     The executive offices of the Company are located at 1122 Capital of Texas Highway South, Austin, Texas 78746. All holders of Common Stock of record at the close of business on August 5, 1998 will receive this Information Statement.

                               VOTING SECURITIES

     The close of business on August 5, 1998 has been fixed as the record date (the "Record Date") for the determination of stockholders entitled to vote with respect to stockholder authorization of the 1998 Stock Plan. As of the Record Date, the outstanding voting securities of the Company entitled to vote on the approval of the 1998 Stock Plan were 36,147,074 shares of Common Stock. Each stockholder was entitled to one vote for each share of Common Stock held on the Record Date. The consent of the holders of a majority of the outstanding shares of Common Stock was necessary to approve and adopt the 1998 Stock Plan.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of August 1, 1998, to the extent known by the Company, regarding the beneficial ownership of: (i) each class of the Company's voting securities by each person who is known by the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities, and (ii) each class of equity securities of the Company by
(a) each director of the Company, (b) each of the Named Executive Officers (as defined below), and (c) all directors and executive officers of the Company as a group.

                                    CUMULATIVE        PERCENT OF        CONVERTIBLE       PERCENT OF         COMMON       PERCENT
                                  PREFERRED STOCK     CUMULATIVE      PREFERRED STOCK     CONVERTIBLE        STOCK          OF
                                   BENEFICIALLY     PREFERRED STOCK    BENEFICIALLY     PREFERRED STOCK   BENEFICIALLY    COMMON
        NAME AND ADDRESS          OWNED(1)(2)(3)         OWNED          OWNED(2)(3)          OWNED        OWNED(2)(3)      STOCK
        ----------------          ---------------   ---------------   ---------------   ---------------   ------------    -------
Ralph J. Swett(4)...............            --             --               3,761               *          2,756,338(5)     7.6%
Benjamin L. Scott(4)............            --             --                  --              --            100,000(6)       *
John R. Fleming(4)..............            --             --                  --              --          1,153,739        3.2
David J. Thomas(4)..............            --             --                  --              --            268,353(6)       *
James F. Guthrie(4).............            --             --               1,074               *            203,738(7)       *
Michael W. Vent(4)..............            --             --                  --              --             48,875(6)       *
Richard D. Irwin................            --             --               6,442               *          3,295,931(8)     9.1
  c/o Grumman Hill Associates,
    Inc.
  191 Elm Street
  New Canaan, CT 06840
Carl W. McKinzie................            --             --                  --              --            211,917(9)       *
  300 S. Grand Avenue, 29th
    Floor
  Los Angeles, CA 90071
Wolfe H. Bragin.................            --             --                  --              --              4,000          *
  2029 Century Park East, Suite
    1230
  Los Angeles, CA 90067
Phillip L. Williams.............            --             --                  --              --            144,150(10)      *
  633 West Fifth Street, Suite
    4000
  Los Angeles, CA 90071-2007
Joe C. Culp.....................            --             --                  --              --             35,622(6)       *
  #5 Hedge Lane
  Austin, TX 78746
Trustees of General.............            --             --             322,349            30.0%         9,998,553(11)   26.6
  Electric Pension Trust
  3003 Summer Street
  Stamford, CT 06905
West Highland Capital, Inc......            --             --                  --              --          2,000,000(12)    5.5
  300 Drakes Landing Road, Suite
    290
  Greenbrae, CA 94904
FMR Corp........................     1,039,600           33.5%            139,493            13.0          3,335,064(13)    9.0
  82 Devonshire Street
  Boston, MA 02109
All directors and executive
  officers of IXC Communications
  as a group (15 persons).......            --             --              11,277             1.0%         8,244,663       21.6%

---------------

  *  Less than 1%

 (1) The number of shares of the Company's 6 3/4% Cumulative Preferred Stock (the "Cumulative Preferred Stock") shown as being beneficially owned reflects the number of Depositary Shares beneficially owned as of July 1, 1998. Each Depositary Share represents 1/20 of a share of Cumulative Preferred Stock. The Company does not believe that there is any trading market for the Cumulative Preferred Stock except as Depositary Shares.

 (2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "Commission") and generally includes voting or investment power with respect to securities. Shares of Common Stock relating to options currently exercisable or exercisable within 60 days of August 1, 1998, are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares shown as beneficially owned by them.

 (3) The shares of the Company's 7 1/4% Junior Convertible Preferred Stock Due 2007 (the "Convertible Preferred Stock") the Company's 12 1/2% Series B Junior Exchangeable Preferred Stock Due 2009 (the "Exchangeable Preferred Stock") and the Company's Cumulative Preferred Stock are nonvoting except upon the occurrence of certain events described in the Certificate of Designation with respect to the Convertible Preferred Stock, the Exchangeable Preferred Stock and the Cumulative Preferred Stock, respectively. The Company has only limited information concerning the beneficial ownership of the Convertible Preferred Stock, the Cumulative Preferred Stock and the Exchangeable Preferred Stock because substantially all of the Convertible Preferred Stock, the Cumulative Preferred Stock and the Exchangeable Preferred Stock is registered in the names of nominees.

 (4) The address of such person is c/o IXC Communications, Inc., 1122 Capital of Texas Highway South, Austin, Texas 78746.

 (5) Includes 472,480 shares held by Ralph J. Swett, Trustee of the EMS 1994 Trust and 472,480 shares held by Ralph J. Swett, Trustee of the RJS 1994 Trust. Also includes 16,031 shares of Common Stock issuable to Mr. Swett upon conversion of the Convertible Preferred Stock.

 (6) Represents shares of Common Stock issuable with respect to the exercise of options.

 (7) Represents 199,160 shares of Common Stock issuable with respect to the exercise of options. Also includes 4,578 shares of Common Stock issuable upon conversion of the Convertible Preferred Stock.

 (8) Includes 1,628,216 shares held by The Irwin Family Limited Partnership dated January 4, 1995, 341,341 shares held by The Irwin Family Limited Partnership #2, 350,444 shares held by The Irwin Family Limited Partnership #3 and 27,459 shares of Common Stock issuable upon conversion of 2,683 shares of the Convertible Preferred Stock held by an Individual Retirement Account established by Mr. Irwin and 3,759 shares of Convertible Preferred Stock held by the Virginia Irwin Charitable Remainder Unitrust Dtd 1/4/95. Also includes 636,990 shares of Common Stock held by Grumman Hill Investments, L.P. ("GHI") and 107,094 shares held by Grumman Hill Associates, Inc. ("GHA"). Mr. Irwin is President of GHA, and Mr. Irwin may be deemed a beneficial owner of the shares owned by such entity. The sole general partner of GHI is Grumman Hill Company, LLC, of which Mr. Irwin is the general manager and a beneficial owner of a membership interest and may be deemed to have voting and investment power with respect to such shares.

 (9) Such shares are held by Trust for the Riordan & McKinzie Profit Sharing and Savings Plan for the benefit of Carl W. McKinzie.

(10) Such shares are held by Phillip L. Williams, as Trustee of the Phillip and Jane Williams Living Trust, UDT August 20, 1985.

(11) Includes 1,374,036 shares of Common Stock issuable upon conversion of the Convertible Preferred Stock.

(12) Based on a Schedule 13D/A filed with the Commission on December 31, 1997, and reflecting ownership of Common Stock as of December 24, 1997. The following information is taken from that filing. The Schedule 13D/A was filed by Lang H. Gerhard ("Gerhard"); West Highland Capital, Inc. ("WHC"); Estero Partners, LLC ("LLC"); West Highland Partners, L.P. ("WHP"); and Buttonwood Partners, L.P. ("BP"). Gerhard is the sole director and occupies all the executive offices of WHC, which is an investment adviser. Gerhard is the sole manager of LLC. WHC, LLC and Gerhard are the general partners of WHP and BP. WHC reported shared voting and dispositive power over 2,000,000 shares. Gerhard and LLC reported shared voting and dispositive power over 1,642,594 of such shares. WHP reported shared voting and dispositive power over 1,359,418 of such shares. BP reported shared voting and dispositive power over 283,176 of such shares. The Commission's rules do not require a Schedule 13D to be updated unless such stockholder's beneficial holdings increase or decrease by a material amount (as determined by the Commission's rules), so that there can be no assurance that the current beneficial holdings of WHC, WHP and BP do not vary from those shown in the above table.

(13) Based on a Schedule 13G filed with the Commission on May 8, 1998, and reflecting ownership of Common Stock as of April 30, 1998. The following information is taken from that filing. The Schedule 13G was filed by FMR Corp. ("FMR"). FMR and members of the Edward C. Johnson 3d family and trusts for their benefit, who may be deemed to form a controlling group (the "FMR Group") with respect to FMR under the Investment Company Act of 1940, reported deemed sole voting power over 318,691 shares of Common Stock and deemed sole dispositive power over 3,335,064 shares of

     Common Stock. Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR, reported sole voting and dispositive power over 3,022,400 of such shares of Common Stock. This amount includes 621,941 shares of Common Stock issuable upon conversion of 905,300 Depositary Shares and 594,599 shares of Common Stock issuable upon conversion of 139,493 shares of the Convertible Preferred Stock. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR, reported sole voting power over 288,891 shares of Common Stock, and sole dispositive power over 300,364 shares of Common Stock. These amounts include 92,264 shares of Common Stock issuable upon conversion of 134,300 Deposit Shares. The Common Stock and Cumulative Preferred Stock held by Fidelity Management Trust Company are separate from those held by Fidelity but included in the shares for which the FMR Group has sole dispositive power. Fidelity International Limited ("FIL") is deemed to be a member of the FMR Group, and reported sole voting and dispositive power over 29,800 shares of Common Stock, 17,500 of which are also included in the total beneficially owned by Fidelity.

                             EXECUTIVE COMPENSATION

DIRECTORS AND EXECUTIVE OFFICERS

     The directors and executive officers of the Company and their ages as of August 1, 1998 are as follows:

               NAME                 AGE                POSITION WITH THE COMPANY
               ----                 ---                -------------------------
Benjamin L. Scott.................  48    Chairman of the Board, President, Chief Executive
                                          Officer and Director
Wolfe H. Bragin...................  53    Director
Joe C. Culp.......................  65    Director
Richard D. Irwin..................  63    Director
Carl W. McKinzie..................  58    Director
Ralph J. Swett....................  64    Director
Phillip L. Williams...............  75    Director
John R. Fleming...................  43    President of Emerging Markets
David L. Hughart..................  52    President, Retail Business Division
Leo W. Welsh......................  51    President, Wholesale
James F. Guthrie..................  54    Executive Vice President and Chief Financial
                                          Officer
Michael W. Vent...................  46    Executive Vice President
Dominick DeAngelo.................  54    Senior Vice President, Marketing, Data Products and
                                            Services
Jeffrey C. Smith..................  47    Senior Vice President, General Counsel and
                                          Secretary
Valerie Walden....................  41    Senior Vice President, Switched and Private Line

     Each director holds office until his successor has been elected and qualified. Officers serve at the pleasure of the Board of Directors.

     Mr. Scott has served as the Chairman of the Board of the Company since April 1998 and as the President and Chief Executive Officer of the Company and a member of the Board of Directors since October 1997. Prior to that, Mr. Scott served as President and Chief Executive Officer of PrimeCo Personal Communications, L.P., a joint venture among Bell Atlantic Corporation ("Bell Atlantic"), US West Media Group and Airtouch Communications, Inc., from 1995 until September 30, 1997. Prior to that, Mr. Scott served as an officer of Bell Atlantic from 1991 to 1995, including as President and Chief Executive Officer of Bell Atlantic International Wireless. Prior to that, Mr. Scott was employed by AT&T Corp. ("AT&T") from 1971 through 1991, with his last position being President and Chief Executive Officer of AT&T Canada.

     Mr. Bragin has served as a director of the Company since May 1993. Mr. Bragin has served since 1985 as Vice President of General Electric Investment Corporation ("GEIC"), a subsidiary of General Electric Company that acts as an investment advisor to Trustees of General Electric Pension Trust ("GEPT"). Prior to joining GEIC in 1984, Mr. Bragin served in numerous equipment leasing, investment and portfolio management positions for GE Credit Corporation, now known as GE Capital Communication Services Corporation. Mr. Bragin is a member of the Board of Directors of a number of private companies.

     Mr. Culp was elected a director of the Company in June 1996. Mr. Culp has been President of Culp Communications Associates, a management and marketing consulting firm, since 1990. From 1989 to 1990 Mr. Culp served as Executive Vice President of Communications Transmission, Inc. ("CTI"). Prior to that, Mr. Culp served as President and Chief Executive Officer of Lightnet, Inc. from 1988 to 1989 and as President of Rockwell International Corp.'s Telecommunications Group from 1982 until 1988. Mr. Culp has over 40 years of experience in the communications industry. Mr. Culp is a director of Multimedia Access Corporation and Crosskeys System Corporation.

     Mr. Irwin has served as a director of the Company since its formation in July 1992. He has served as the President of Grumman Hill Company, L.L.C. or its predecessor ("Grumman Hill"), a merchant banking firm and the general partner of GHI, since 1985. Prior to the formation of Grumman Hill, Mr. Irwin was a Managing Director of Dillon, Read & Co. Inc., from 1983 to 1985. Prior to that, he served as Chief Executive Officer of Fotomat Corporation for 13 years. Mr. Irwin is also a member of the Board of Directors of PharmChem Laboratories, Inc. and was the Chairman of ALC Communications Corporation ("ALC") (which was acquired by Frontier Corporation in 1995), from August 1988 through August 1995.

     Mr. McKinzie has served as a director of the Company since May 1993. Mr. McKinzie has been a principal of Riordan & McKinzie, a Professional Law Corporation ("Riordan & McKinzie"), since 1980.

     Mr. Swett has served as a member of the Board of Directors of the Company since its formation in July 1992, as the Chairman of the Board of the Company from July 1992 to April 1998 and as the Chief Executive Officer and President of the Company from July 1992 to October 1997. Prior to that, Mr. Swett served as Chairman of the Board and Chief Executive Officer of CTI from 1986 to 1992. From 1969 to 1986, Mr. Swett served in increasingly senior positions (Vice President, President and Chairman) of Times Mirror Cable Television ("TMCT"), a subsidiary of The Times Mirror Company ("Times Mirror") and as a Vice President of Times Mirror from 1981 to 1986. Mr. Swett has over 27 years of experience in the telecommunications industry. Mr. Swett is a member of the Board of Directors of PSINet, Inc.

     Mr. Williams has served as a director of the Company in June 1996. Mr. Williams has been a private investor and business advisor since May 1993. Prior to that, Mr. Williams served as Vice Chairman of the Board of Times Mirror from 1987 to May 1993. Mr. Williams is a member of the Board of Directors of Tejon Ranch Company.

     Mr. Fleming has served as President of Emerging Markets of the Company since December 1997, as Executive Vice President of the Company from March 1996 through November 1997 and as Senior Vice President of the Company from October 1994 through March 1996. He served as Vice President of Sales and Marketing of the Company from its formation in July 1992 until October 1994. Prior to that, Mr. Fleming served as Director of Business Development and Director of Carrier Sales of CTI from 1986 to March 1990 and as Vice President -- Marketing and Sales of CTI from March 1990 to July 1992. Mr. Fleming was a Branch Manager for Satellite Business Systems from 1983 to 1986. Mr. Fleming has been employed with IXC Carrier since 1986 and a Vice President of IXC Carrier since 1990. Mr. Fleming has over 17 years of experience in the telecommunications industry.

     Mr. Hughart has served as President, Retail Business Division of the Company since July 1998. Prior to that, Mr. Hughart was employed by AT&T since 1984 with his most recent positions being Vice President of Marketing for AT&T's Business Markets Division from December 1996 to June 1998, Vice President of Marketing of AT&T Network Commerce Services from September 1994 to December 1996 and Director of AT&T EasyLink Services from August 1992 to September 1994.

     Mr. Welsh has served as President, Wholesale of the Company since April 1998. Prior to that, Mr. Welsh was employed by Sprint Corporation ("Sprint") since 1986 with his most recent positions being Vice President/General
Manager -- Wholesale Services Group from 1995 to March 1998 and Vice President/ General Manager -- Northeast Area from 1991 through 1994.

     Mr. Guthrie has served as Chief Financial Officer of the Company since July 1997, as Executive Vice President of the Company since March 1996 and as Senior Vice President, Strategic Planning of the Company from December 1995 through March 1996. Prior to that, Mr. Guthrie served as Vice President and Chief Financial Officer of Times Mirror from 1993 to 1995 and as the Chief Financial Officer of TMCT from 1982 to 1993.

     Mr. Vent has served as Executive Vice President of the Company effective April 1, 1997 and has served as Senior Vice President -- Network Planning and Implementation of the Company from December 1996 through March 1997. Prior to that, Mr. Vent served as Vice President and General Manager of Broadband Services of the Company from October 1995 through November 1996 and Vice President and General Manager of Switch Services of the Company from October 1994 through September 1995. Mr. Vent served as Vice President of Management Information Systems and Network Services of WCT Communications, Inc. from September 1993 through August 1994, and Vice President and Chief Information Officer of Advanced Technologies of Progressive Communications Technology, Inc. from August 1992 through August 1993. He was employed by MCI Communications Corporation from 1979 through July 1992, serving as Director of Network and Computer Operations from January 1990 through July 1992. Mr. Vent has over 23 years of experience in the telecommunications industry.

     Mr. De Angelo has served as Senior Vice President, Marketing, Data Products and Services of the Company since July 1998. Prior to that, Mr. DeAngelo was employed by Sprint as Vice President, Internet Services from January 1997 to May 1998, as Vice President, Data Voice Product Management from December 1995 to January 1997 and as Assistant Vice President, Data Service from January 1993 to December 1995.

     Mr. Smith has served as Senior Vice President of the Company since September 1997 and as General Counsel and Secretary of the Company since January 1997. He served as Vice President of the Company from January 1997 until September 1997. Prior to that, Mr. Smith served as Vice President Planning and Development for Times Mirror Training, a subsidiary of Times Mirror, from August 1994 to December 1996. Prior to that, Mr. Smith was employed by Times Mirror from 1985 through August 1994, and served in a variety of legal capacities, including five years as General Counsel to the Baltimore Sun newspaper, with his last position being Associate General Counsel and Assistant Secretary. Prior to 1985, Mr. Smith was employed for seven years in private law practice as a trial and business attorney.

     Ms. Walden has served as Senior Vice President, Switched and Private Line of the Company since January 1998. Prior to that, Ms. Walden served as Vice President, Sales and Marketing for AT&T Wireless (a subsidiary of AT&T Corp.), and its predecessors, including McCaw Communications, Inc. since September 1989. She has over 15 years of telecommunications and management experience in marketing, sales, product development and customer care management.

DIRECTOR COMPENSATION AND COMMITTEES

     Beginning August 1, 1998 the annual cash retainer for all non-employee directors was increased from $10,000 to $15,000 (prorated for 1998). Beginning in 1999, all non-employee directors will receive an annual allocation under the Company's phantom stock plan (described below) and beginning August 1, 1998, will receive $1,000 for attending regular meetings and $300 for attending special meetings. In addition, beginning in 1998, all non-employee directors receive an annual grant of options to purchase 1,500 shares of Common Stock each year which are exercisable in four equal installments beginning on the date of the 1999 Annual Meeting of Stockholders and continuing on each of the three following Annual Meeting of Stockholders at which each such director is reelected. All compensation which would otherwise be payable to Mr. Bragin as a director of the Company is paid to GEPT. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board. Mr. Scott does not receive compensation for services rendered as a director.

     The Company adopted a phantom stock plan (the "Directors' Plan") in May 1996 initially for certain of its non-employee directors (Messrs. Bragin, Culp and Williams), pursuant to which $20,000 per participating director per year was automatically deferred and treated as if it were invested in Common Stock. Beginning in

1999, all non-employee directors will participate in the Directors' Plan. No stock will be actually purchased under the Directors' Plan, and the participants will receive cash benefits equal to the value of the shares that they are deemed to have purchased under the Directors' Plan, with such value to be determined on the date of distribution; provided that for amounts credited to a participant's account beginning in 1999, participants may elect that such benefits be paid in the form of Common Stock or a combination of cash and Common Stock. The distribution of the benefits generally will occur following the third Annual Meeting of Stockholders that occurs after the amounts are credited to the individual's account in the Directors' Plan. The Directors' Plan is currently administered by Mr. Scott.

     Audit Committee. The Board of Directors established the Audit Committee in June 1996 to: (i) make recommendations concerning the engagement of independent public accountants; (ii) review with the independent public accountants the plans for, and scope of, the audit procedures to be utilized and results of the audit; (iii) approve the professional services provided by the independent public accountants; (iv) review the independence of the independent public accountants; and (v) review the adequacy and effectiveness of the Company's internal accounting controls. Mr. Williams, Mr. Culp and Mr. McKinzie are the members of the Audit Committee.

     Compensation Committee. The Board of Directors established the Compensation Committee in June 1996 consisting of Mr. Irwin, Mr. Bragin and Mr. McKinzie until November 1, 1997, none of whom are or have ever been employees of the Company. Effective November 1, 1997, Mr. Swett replaced Mr. McKinzie as a member of the Compensation Committee. The Compensation Committee determines the compensation for the Company's executive officers and administers the 1996 Stock Plan, the 1994 Stock Plan and the Special Stock Plan (each as defined below), except that all grants of stock-based awards in 1997 were made by the Administrative Committee or the Chief Executive Officer pursuant to the authority delegated to him by the Board of Directors as described in the following sentence. Subject to certain limitations, in January 1997, the Board of Directors delegated its authority under the 1996 Stock Plan and the 1994 Stock Plan to the Chief Executive Officer of the Company with respect to grants of stock options to individuals not subject to Section 16 of the Exchange Act and to the Administrative Committee with respect to grants of stock options to senior executive officers of the Company and other individuals who may be subject to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Compensation Committee will administer the 1998 Stock Plan, subject to the authority delegated by the Board of Directors under the 1998 Stock Plan to the Chief Executive Officer of the Company with respect to grants of stock options to individuals not subject to Section 16 of the Exchange Act and to the Administrative Committee with respect to grants of stock options to senior executive officers of the Company and other individuals who may be subject to
Section 162(m) of the Code.

     Administrative Committee. The Board of Directors established the Administrative Committee in September 1997 consisting of Mr. Bragin and Mr. Williams, none of whom are or have ever been employees of the Company. The Administrative Committee administers the 1997 Stock Plan in all respects and administers the grants of stock options under the 1998 Stock Plan, 1996 Stock Plan and the 1994 Stock Plan to senior executive officers of the Company and other individuals who may be subject to Section 162(m) of the Code.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee, which was established in June 1996, consisted of Messrs. Irwin, Bragin and McKinzie until November 1, 1997, none of whom are or have ever been at any time an officer or employee of the Company. Effective November 1, 1997, Mr. Swett, an employee of the Company, replaced Mr. McKinzie as a member of the Compensation Committee. All decisions regarding Mr. Swett's compensation in 1997 were made by the Compensation Committee prior to when Mr. Swett became a member thereof. In September 1997 the Board established the Administrative Committee which administers the 1997 Stock Plan and makes certain grants under the 1998 Stock Plan, 1996 Stock Plan and the 1994 Stock Plan to individuals who are subject to Section 162(m) of the Code. There are no Compensation Committee (or Administrative Committee) interlocks between the Company and other entities involving the Company's executive officers and Board members who serve as executive officers or Board members of such other entities.

EXECUTIVE COMPENSATION

     The following table sets forth all compensation awarded to, earned by or paid to: (i) each person that served as the Chief Executive Officer in fiscal 1997, (ii) the four most highly compensated executive officers in fiscal 1997 other than the persons serving as Chief Executive Officer and (iii) a former executive who retired during fiscal 1997 (collectively, the "Named Executive Officers") for their services to the Company for the years ended December 31, 1997, December 31, 1996 and December 31, 1995:

                           SUMMARY COMPENSATION TABLE

                                                                           LONG TERM
                                                                         COMPENSATION
                                                                            AWARDS
                                        ANNUAL COMPENSATION             ---------------
                               --------------------------------------     SECURITIES
       NAME AND                                        OTHER ANNUAL       UNDERLYING         ALL OTHER
  PRINCIPAL POSITION    YEAR    SALARY      BONUS     COMPENSATION(1)   OPTIONS/SARS(#)   COMPENSATION(2)
  ------------------    ----   --------    --------   ---------------   ---------------   ---------------
Benjamin L. Scott.....  1997   $ 69,000    $350,000       $ 3,000           500,000          $  3,234(3)
  President and Chief   1996         --          --            --                --                --
  Executive Officer     1995         --          --            --                --                --
Ralph J. Swett........  1997    338,923     250,000        10,000                --            22,636(4)
  Chairman              1996    299,712     175,000        10,000                --            21,986(4)
                        1995    285,000          --        10,000                --           883,813(4)
John R. Fleming.......  1997    198,911     150,000         8,000                --            14,350(6)
  President of          1996    165,519     100,000         7,500                --            14,322(6)
  Emerging Markets      1995    212,083(5)       --         7,500                --           444,739(6)
David J. Thomas+......  1997    200,033     150,000         8,000                --            14,350(7)
  President, Retail     1996    165,834      26,250         8,000           100,000            51,116(7)
  Business Division     1995     52,308          --         2,667           243,353             9,917(7)
James F. Guthrie......  1997    222,204     125,000         8,000            50,000           182,062(8)
  Executive Vice        1996    200,000          --         8,000           342,490            17,842(8)
  President             1995         --          --            --                --                --
Michael W. Vent.......  1997    192,377      80,000         8,000            50,000            14,350(9)
  Executive Vice        1996    137,500          --         7,200           100,000            12,375(9)
  President             1995    126,202      40,000         7,200                --             5,924(3)
John J. Willingham*...  1997    132,261     150,000         5,333                --                --
  Former Senior Vice    1996    143,519     100,000         7,500                --            12,415(10)
  President             1995    183,417(11)       --        7,500                --           442,871(10)

---------------
 (1) These amounts represent automobile allowances paid to the Named Executive Officers in 1997, 1996 and 1995.

 (2) Includes payments in 1995 of $862,027 (with respect to Mr. Swett) and $431,014 (with respect to Mr. Fleming and Mr. Willingham) made in connection with a prior incentive arrangement. The incentive payments were earned in 1993 but did not become payable until 1995.

 (3) Represents reimbursed relocation expenses.

 (4) Includes an employer contribution of $13,500, $13,700 and $14,350 under the 401(k) Plan (as defined below) in 1995, 1996 and 1997, respectively, and payments of $8,286 for term life insurance premiums in 1995, 1996 and 1997.

 (5) Represents $153,750 in salary and an additional amount of $58,333 in compensation earned and deferred in prior years but paid in 1995.

 (6) Includes an employer contribution of $13,725, $14,322 and $14,350 under the 401(k) Plan in 1995, 1996 and 1997, respectively.

 (7) Includes an employer contribution of $3,060 and $14,350 under the 401(k) Plan in 1996 and 1997 and reimbursed relocation expenses of $9,917 and $48,056 in 1995 and 1996, respectively.

 (8) Includes an employer contribution of $17,842 and $14,350 under the 401(k) Plan in 1996 and 1997, respectively, and $167,712 in reimbursed relocation expenses in 1997.

 (9) Represents an employer contribution under the 401(k) Plan.

(10) Includes an employer contribution of $11,858 and $12,415 under the 401(k) Plan in 1995 and 1996, respectively.

(11) Represents $131,750 in salary and an additional amount of $51,667 in compensation earned and deferred in prior years but paid in 1995.

  + Mr. Thomas retired as President, Retail Business Division of the Company effective July 31, 1998.

  * Mr. Willingham retired as Senior Vice President of the Company effective August 29, 1997.

EMPLOYMENT AGREEMENTS

     The Company entered into an employment agreement with Benjamin L. Scott for a term of five years beginning October 9, 1997 (the "Commencement Date") pursuant to which Mr. Scott serves as Chairman of the Board, President and Chief Executive Officer of the Company. Mr. Scott also became a member of the Board of Directors on the Commencement Date. Pursuant to the terms of his employment agreement, Mr. Scott is entitled to an annual base salary of $350,000, subject to adjustment in accordance with the Company's policies and procedures, and an annual bonus of $225,000 for his first year of service. Thereafter, annual bonuses, if approved by the Board of Directors, are anticipated to be one-half or more of his base salary if Mr. Scott achieves or exceeds certain performance goals. Mr. Scott's employment agreement also provides for a signing bonus of $650,000, $350,000 of which was paid to Mr. Scott on the Commencement Date and $300,000 of which will be paid on January 1, 1999. Mr. Scott was also granted an option to purchase 500,000 shares of Common Stock at a price of $27.50 per share (the fair market value of the Common Stock on the date of grant), vesting over a five-year period in connection with his employment agreement under the 1997 Stock Plan which was adopted in September 1997. See "-- Fiscal Year-End Option Values". Mr. Scott is also entitled to receive certain severance and relocation benefits as described in his employment agreement.

     Mr. Guthrie entered into an employment agreement with the Company in December 1995 for a term of three years pursuant to which Mr. Guthrie is entitled to an annual base salary of $200,000, subject to adjustment in accordance with the Company's policies and procedures, and has an annual bonus goal of $75,000, subject to approval by the Board of Directors. Mr. Guthrie was also granted an option to purchase 242,490 shares of Common Stock at a price of $3.01 per share vesting over a three-year period which, subject to certain conditions, vest immediately upon a change of control of the Company as set forth in his employment agreement and stock option agreement. Additionally, Mr. Guthrie receives an annual automobile allowance of $8,000 and received reimbursement of certain relocation costs. Since this initial grant, Mr. Guthrie was granted additional stock options. See "-- Fiscal Year-End Option Values" for the total number of options held by Mr. Guthrie.

STOCK OPTIONS

     The following table sets forth information concerning each grant of stock options made during 1997 to each of the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                      INDIVIDUAL GRANTS                       POTENTIAL REALIZABLE VALUE
                                        ----------------------------------------------         AT ASSUMED ANNUAL RATES
                       NUMBER OF         PERCENT OF                                                 OF STOCK PRICE
                         SHARES         TOTAL OPTIONS                                                APPRECIATION
                       UNDERLYING        GRANTED TO         EXERCISE                              FOR OPTION TERM(1)
                        OPTIONS           EMPLOYEES           PRICE         EXPIRATION       ----------------------------
        NAME           GRANTED(2)         IN PERIOD         PER SHARE          DATE              5%               10%
        ----           ----------       -------------       ---------       ----------       ----------       -----------
Benjamin L. Scott....   500,000(3)           40%             $27.50          09/08/07        $8,647,301       $21,913,959
Ralph J. Swett.......        --              --                  --                --                --                --
John R. Fleming......        --              --                  --                --                --                --
James F. Guthrie.....    50,000(4)            4%              27.50          09/08/07           864,730         2,191,396
David J. Thomas......        --              --                  --                --                --                --
Michael W. Vent......    50,000(4)            4%              27.50          09/08/07           864,730         2,191,396
John J. Willingham...        --              --                  --                --                --                --

---------------
(1) The potential realizable value is calculated based on the term of the option (ten years) at its time of grant. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option.

(2) All of the options become immediately exercisable upon the sale of substantially all of the Company's assets, a successful tender offer for greater than fifty percent (forty-five percent in the case of Mr. Scott's options) of the outstanding capital stock of the Company or a merger or consolidation in which the stockholders of the Company immediately preceding such merger or consolidation will not hold a majority of the outstanding capital stock of the surviving corporation immediately after such merger or consolidation. In addition, all of the options granted to Mr. Scott become immediately exercisable if Mr. Scott is terminated without cause (as defined in his employment agreement).

(3) The options become exercisable in five equal installments beginning on October 9, 1998, and on the four successive annual anniversary dates thereafter.

(4) The options become exercisable in four equal installments beginning on September 9, 1998, and on the three successive annual anniversary dates thereafter.

     The following table sets forth the number and value as of December 31, 1997 of shares underlying unexercised options held by each of the Named Executive Officers.

                         FISCAL YEAR-END OPTION VALUES

                                    NUMBER OF SHARES UNDERLYING         VALUE OF UNEXERCISED
                                     UNEXERCISED OPTIONS AS OF       IN-THE-MONEY OPTIONS AS OF
                                         DECEMBER 31, 1997              DECEMBER 31, 1997(1)
                                    ----------------------------    ----------------------------
               NAME                 EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
               ----                 -----------    -------------    -----------    -------------
Benjamin L. Scott.................         --         500,000       $       --      $1,937,500
Ralph J. Swett....................         --              --               --              --
John R. Fleming...................         --              --               --              --
James F. Guthrie..................    105,830         286,660        2,520,868       5,463,611
David J. Thomas...................    187,236         156,117        4,829,949       2,985,259
Michael W. Vent...................     61,375         137,123        1,259,902       1,221,994
John J. Willingham................         --              --               --              --

---------------
(1) Based on the fair market value (the closing price for the Common Stock as reported on the Nasdaq National Market ("NNM") as of December 31, 1997,
   ($31 3/8 per share)), less the exercise price payable upon exercise of such options.

1996 STOCK PLAN

     In May 1996, the Company adopted a stock incentive plan (the "1996 Stock Plan"), covering 2,121,787 shares of Common Stock that may be awarded in order to attract, retain and reward employees, directors and other persons providing services to the Company. The Compensation Committee administers the 1996 Stock Plan, subject to the authority delegated to the Chief Executive Officer as described below, except that certain grants made to individuals who are subject to Section 162(m) of the Code are made by the Administrative Committee. All grants of stock-based awards in 1997 were made by the Chief Executive Officer or by the Administrative Committee. Any employee, director or other person providing services to the Company is eligible to receive awards under the 1996 Stock Plan, at the discretion of the Board of Directors. Subject to certain limitations, in January 1997 the Board of Directors delegated its authority under the 1996 Stock Plan to the Chief Executive Officer of the Company with respect to grants of stock options to individuals not subject to Section 16 of the Exchange Act and to the Administrative Committee with respect to grants of stock options to senior executive officers of the Company and other individuals who may be subject to Section 162(m) of the Code. Awards available under the 1996 Stock Plan include options to purchase Common Stock with exercise prices at least equal to the fair market value of the Common Stock on the date of grant.

1994 STOCK PLAN

     In November 1994, the Company adopted a stock incentive plan (the "1994 Stock Plan") covering 1,212,450 shares of Common Stock to attract, retain and reward employees, directors and other persons providing services to the Company. The Compensation Committee administers the 1994 Stock Plan, subject to the authority delegated to the Chief Executive Officer as described below, except that certain grants made to individuals who are subject to Section 162(m) of the Code are made by the Administrative Committee. Subject to certain limitations, in January 1997 the Board of Directors delegated its authority under the 1994 Stock Plan to the Chief Executive Officer of the Company with respect to grants of stock options to individuals not subject to Section 16 of the Exchange Act and to the Administrative Committee with respect to grants of stock options to senior executive officers of the Company and other individuals who may be subject to Section 162(m) of the Code. Awards available under the 1994 Stock Plan include options to purchase Common Stock with exercise prices at least equal to the fair market value of the Common Stock on the date of grant. Mr. Culp is the only director who holds options to acquire stock. No options granted under the 1994 Stock Plan were granted in 1997 to Named Executive Officers under the 1994 Stock Plan.

SPECIAL STOCK PLAN

     In October 1996, the Company adopted a stock incentive plan (the "Special Stock Plan") covering 67,900 shares of Common Stock to induce certain individuals to become employees of the Company and/or its subsidiaries. The Compensation Committee administers the Special Stock Plan. Awards available under the Special Stock Plan include options to purchase Common Stock. All available options to acquire stock under the Special Stock Plan were granted in 1996, none of which were granted to a Named Executive Officer of the Company.

1997 SPECIAL EXECUTIVE STOCK PLAN

     In September 1997, the Company adopted a stock incentive plan (the "1997 Stock Plan") covering 500,000 shares of Common Stock that may be awarded in order to attract, retain and reward certain key executives. Grants under the Plan are made by the Administrative Committee. Awards available under the 1997 Stock Plan include options to purchase Common Stock with exercise prices at least equal to the fair market value of the Common Stock on the date of grant. Mr. Scott was the only Named Executive Officer granted an option pursuant to the 1997 Stock Plan to acquire stock of IXC Communications in 1997.

1998 STOCK PLAN

     In July 1998, the Company adopted the 1998 Stock Plan, a stock incentive plan covering 3,150,000 shares of Common Stock that may be awarded in order to attract, retain and reward employees, directors and other persons providing services to the Company. See "Approval of 1998 Stock Plan" for a description of the 1998 Stock Plan.

401(k) PLAN

     The Company's 401(k) Plan (the "401(k) Plan") is a tax-qualified retirement plan. In general, all employees of the Company who have attained age 18 and completed one year of service (six months of service effective April 1, 1998) are eligible to participate in the 401(k) Plan. Participants may make pre-tax contributions to the 401(k) Plan in an amount not to exceed $10,000 per year for 1998. The Company may elect to make matching contributions each year, which are allocated among participants depending on the amount that they contribute to the 401(k) Plan. The Company may also elect to make profit-sharing contributions to the 401(k) Plan, which are allocated among participants as a percentage of compensation.

INDEMNIFICATION AND EXCULPATION ARRANGEMENTS

     The Company's Restated Certificate of Incorporation, as amended, limits the liability of directors to the Company or its stockholders to the fullest extent permitted by the Delaware General Corporation Law (the "DGCL"). Accordingly, pursuant to the provisions of the DGCL presently in effect, directors of the Company will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the Company or its stockholders;
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit. In addition, the bylaws of the Company require the Company to indemnify its directors and officers to the fullest extent permitted by the laws of the State of Delaware.

                          APPROVAL OF 1998 STOCK PLAN

     In July 1998, the Board adopted the 1998 Stock Plan. The holders of a majority of the outstanding shares of Common Stock approved the 1998 Stock Plan by means of written consent. Thus, the other stockholders are not required to vote on the approval of the 1998 Stock Plan. Rather, the following description of the 1998 Stock Plan is being provided for informational purposes only. This description is subject to and is qualified in its entirety by the full text of the 1998 Stock Plan, which is attached as Appendix A to this Information Statement.

SUMMARY OF THE 1998 STOCK PLAN

     Purposes. The purposes of the 1998 Stock Plan are (1) to promote the interests of the Company and its stockholders by enabling it to offer grants of stock to better attract, retain, and reward its employees, directors, and other persons providing services to it and, (2) to strengthen the mutuality of interests between those executives and the Company's stockholders by providing those persons with a proprietary interest in pursuing the Company's long-term growth and financial success.


     Grants. Under the 1998 Stock Plan, employees, directors and other persons providing services to the Company may be granted options to purchase Common Stock ("Options"). The 1998 Stock Plan permits the granting of Options that qualify for treatment as incentive stock options under Code Section 422 ("Incentive Stock Options") and Options that do not qualify as Incentive Stock Options ("Non-Qualified Stock Options"). Employees may also be granted rights to purchase Common Stock that are subject to repurchase rights on behalf of the Company ("Restricted Stock"). The Common Stock is traded on the NNM. On September 9, 1998, the reported closing price of the Common Stock on the NNM was $30.00 per share.


     Maximum Number of Shares. The maximum number of shares that can be issued to all employees under the 1998 Stock Plan is 3,150,000. The maximum number of shares that may be issued to a single employee is 200,000. In the event of certain changes in the Company's capitalization or structure, an appropriate adjustment will be made to the number, kind or exercise price of shares as to which Options and Restricted Stock may thereafter be granted and as to the number of shares covered by unexercised outstanding Options and rights to purchase Restricted Stock.

     Administration. The 1998 Stock Plan will be administered by the Compensation Committee or by the Board in certain instances subject to the authority delegated by the Board to the Chief Executive Officer of the Company and the Administrative Committee. See "Executive Compensation -- Director Compensation and Committees -- Compensation Committee". To the extent possible and advisable, the members of the committee administering the 1998 Stock Plan shall be composed of (1) "outside directors" under Section 162(m) of the Code (imposing a $1,000,000 deduction limitation on compensation paid to certain executives) and as (2) "non-employee directors" under Rule 16-3 under the Exchange Act (relating to "short-swing" profits) with respect to grants to individuals subject to those statutory provisions.

     The Compensation Committee is authorized to interpret the 1998 Stock Plan and to adopt rules and procedures relating to the administration of the 1998 Stock Plan. All actions of the Compensation Committee in connection with the interpretation and administration of the 1998 Stock Plan will be binding upon all parties.

     Terms of Options. The purchase price of shares of Common Stock subject to each Option which is intended to qualify as an Incentive Stock Option will be equal to the Fair Market Value (as defined in the 1998 Stock Plan) of such shares (110% of Fair Market Value in the case of an owner of more than 10% of the Common Stock) on the date of the grant of such Incentive Stock Option. The purchase price of any Option which does not qualify as an Incentive Stock Option will be determined by the Administrative Committee, but will not be less than 100% of the Fair Market Value of the Common Stock on the date of the grant. The Fair Market Value of such shares for this purpose is the closing price of the Common Stock on the date of the grant.

     Unless otherwise determined by the Board or the Compensation Committee, Options vest (i.e., become exercisable) in four equal annual installments beginning in most instances with the date an individual's employment with the Company commences and be subject to such other terms and conditions as may be set forth in the Option.

     Options granted under the 1998 Stock Plan may be exercised, to the extent that they are vested, by the payment of the full purchase price therefor in cash, by check, or by the surrender of outstanding shares of Common Stock. Options are not transferable during the individual's lifetime, and may be transferred in the event of death only by will or by the laws of descent and distribution. Restricted Stock may not be transferred until the restrictions lapse.

     Each Option will terminate no later than 10 years (five years in the case of an Incentive Stock Option issued to an owner of more than 10% of the Common Stock) from the date the Option is granted.

     Amendment and Termination. Unless earlier terminated by the Board, the 1998 Stock Plan will terminate on July 29, 2008. The Board may at any time amend the 1998 Stock Plan. However, no amendment or modification to the plan may be adopted without approval of an employee holding an Option or Restricted Stock that would diminish the employee's rights. Furthermore, without stockholder approval, no amendment may be adopted that would (1) change the class of employees eligible to receive Incentive Stock Options, or (2) increase the maximum number of shares that may be issued under the 1998 Stock Plan.

FEDERAL INCOME TAX CONSEQUENCES

     Based on current provisions of the Code and of the regulations issued thereunder, the anticipated federal income tax consequences with respect to Options and Restricted Stock granted under the 1998 Stock Plan are as described below. However, employees should consult with their own tax advisors with respect to the tax consequences (both state and federal) of participation in the 1998 Stock Plan.

     The 1998 Stock Plan is not a tax-qualified retirement plan under Code
Section 401(a) nor is it subject to the Employee Retirement Income Security Act of 1974 ("ERISA").

     Incentive Stock Options. No taxable income is recognized by an employee upon the grant or exercise of the Incentive Stock Option. Correspondingly, the Company is not entitled to an income tax deduction as the result of the grant or exercise of an Incentive Stock Option. Any gain or loss resulting from the sale of shares of Common Stock acquired upon exercise of an Incentive Stock Option will be long-term capital gain or loss if the sale is made after the later of
(1) two years from the date of its grant or (2) one year from the date of its exercise ("Exercise Date").

     If the Common Stock is sold to another person prior to the expiration of the holding periods described in the above sentence ("Disqualifying Disposition"), the employee will generally recognize ordinary income in the year of the sale in an amount equal to the difference between (1) the exercise price of the option (the "Option Price"), and (2) the lesser of the fair market value of the shares of Common Stock on (a) the Exercise Date or (b) the date of the Disqualifying Disposition. The Company will be entitled to an income tax deduction equal to the amount taxable to the employee. Any excess gain recognized by the employee upon the Disqualifying Disposition would be taxable as a capital gain, either as long-term or short-term depending upon whether the shares of Common Stock have been held for more than one year prior to the Disqualifying Disposition.

     The amount by which the Fair Market Value of the Common Stock on the Exercise Date exceeds the Option Price constitutes an item of tax preference that may be subject to alternative minimum tax in the year that the Incentive Stock Option is exercised, depending on the facts and circumstances.

     Non-Qualified Stock Options. No taxable income will be recognized by the employee and the Company will not be entitled to a deduction at the time of the grant of a Non-Qualified Stock Option. Upon the exercise of a Non-Qualified Stock Option, the employee generally will recognize ordinary income and the Company will be entitled to an income tax deduction in the amount by which the fair market value of the shares of Common Stock issued to the employee at the time of the exercise exceeds the Option Price. This income constitutes "wages" with respect to which the Company is required to deduct and withhold federal income tax.

     Upon the subsequent disposition of shares of Common Stock acquired upon the exercise of a Non-Qualified Stock Option, the employee will recognize capital gain or loss in an amount equal to the difference between the proceeds received upon disposition and the fair market value of the shares on the Exercise Date. If the shares have been held for more than one year at the time of the disposition, the capital gain or loss will be long-term.

     Restricted Stock. An employee receiving Restricted Stock generally will recognize ordinary income equal to the fair market value of the Restricted Stock when it is no longer subject to forfeiture ("Vesting Date") over the amount the employee paid for the Common Stock. The Company is entitled to deduct the amount that is taxable to the employee. With respect to the sale of the shares, the holding period for determining whether the employee has long-term or short-term capital gain or loss generally begins on the Vesting Date and the employee's tax basis for the shares will generally be the fair market value of the shares on the Vesting Date.

     However, an employee may make an election under Code Section 83(b) ("Section 83(b) Election") within 30 days of the grant of the Restricted Stock to recognize ordinary income on the date of grant equal to the excess of the fair market value of the shares of Restricted Stock (determined without regard to the restrictions) over the amount paid (if any) by the employee for the stock. If the employee makes a Section 83(b) Election, his or her holding period commences on the date of grant, and his or her tax basis in the stock is the fair market value of shares on the date of the grant. The Company will be entitled to deduct the amount that is taxable to the employee. However, if the Restricted Stock is forfeited, the employee will not be entitled to a deduction, refund, or loss for the amount previously included in income by reason of the
Section 83(b) Election.

     Tax Rates. The current maximum federal tax rate for long-term capital gains is 20%. The current marginal rate for ordinary federal income tax can be as much as 39.6%.

     Golden Parachute Payments. To the extent that the exercisability of an Option is accelerated because there is a change of control of the Company, it will be treated as a "parachute payment." To the extent that certain key executives receive payments in connection with the change in control that equal or exceed 300% of their average annual compensation, the amounts they receive in excess of 100% of their average annual compensation are "excess parachute payments." Excess parachute payments are not deductible by the Company, and the executives are subject to a 20% excise tax on their receipt of them.

     Million Dollar Compensation Deduction Limitation. Code Section 162(m) generally precludes a publicly held employer from deducting compensation in excess of $1,000,000 per year payable to a person who is one of its top five executives. This limitation generally does not apply, however, to income recognized by reason of the exercise of a stock option if (1) the option price is at least equal to the fair market value of the Common Stock on the date the Option was granted, (2) the option was granted by a committee exclusively composed of individuals who constitute "outside directors" under Code Section 162(m), and (3) the plan states the maximum number of shares that can be issued to a single individual. It is anticipated that the income that may be recognized under the 1998 Stock Plan by reason of the exercise of stock options will be exempt from Section 162(m). However, this exemption will not apply with respect to income related to Restricted Stock.

                                          By Order of the Board of Directors

                                      /s/ Jeffrey C. Smith
                                          Secretary


September 14, 1998

Austin, Texas

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

                                   APPENDIX A

                            IXC COMMUNICATIONS, INC.
                                1998 STOCK PLAN

     1. Purpose. The purpose of the IXC Communications, Inc. 1998 Stock Plan ("Plan") is to promote the interests of IXC Communications, Inc. ("Company") and its shareholders by enabling it to offer grants of stock to better attract, retain, and reward its employees, directors, and other persons providing services to it and, accordingly, to strengthen the mutuality of interests between those persons and the Company's shareholders by providing those persons with a proprietary interest in pursuing the Company's long-term growth and financial success.

     2. Definitions. For purposes of this Plan, the following terms shall have the meanings set forth below.

     (a) "Board" means the Board of Directors of IXC Communications, Inc.

     (b) "Code" means the Internal Revenue Code of 1986. Reference to any specific section of the Code shall be deemed to be a reference to any successor provision.

     (c) "Committee" means the administrative Committee of this Plan that is provided in Section 3 of this Plan.

     (d) "Common Stock" means the common stock of the Company or any security issued in substitution, exchange, or in lieu thereof.

     (e) "Company" means IXC Communications, Inc., a Delaware corporation, or any successor corporation. Except where the context indicates otherwise, the term "Company" shall include its Parent and Subsidiaries.

     (f) "Disabled" means permanent and total disability, as defined in Code
Section 22(e)(3).

     (g) "Exchange Act" means the Securities Exchange Act of 1934.

     (h) "Fair Market Value" of Common Stock for any day shall be determined in accordance with the following rules.

          (i) If the Common Stock is admitted to trading or listed on a national securities exchange, the last reported sale price on that day regular way, or if no such reported sale takes place on that day, the average of the last reported bid and ask prices on that day regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed.

          (ii) If not listed or admitted to trading on any national securities exchange, the last sale price regular way on that day reported on the Nasdaq National Market ("Nasdaq National Market") of the Nasdaq Stock Market ("NSM") or, if no such reported sale takes place on that day, the average of the closing bid and ask prices regular way on that day.

          (iii) If not traded or listed on a national securities exchange or included in the Nasdaq National Market, the last reported sale price on that day regular way, or if no such reported sale takes place on that day, the average of the closing bid and ask prices regular way on that day reported by the NSM, or any comparable system on that day.

          (iv) If the Common Stock is not included in (i), (ii) or (iii) above, the last reported sale price on that day regular way, or if no such reported sale takes place on that day, the closing bid and ask prices regular way on that day as furnished by any member of the National Association of Securities Dealers, Inc. ("NASD") selected from time to time by the Company for that purpose.

     If the national securities exchange, Nasdaq National Market, NSM, or NASD as applicable, are closed on such date, the "Fair Market Value" shall be determined as of the last preceding day on which the Common Stock was traded or for which bid and ask prices are available. In the case of an Incentive Stock Option, "Fair Market Value" shall be determined without reference to any restriction other than one that, by its terms, will never lapse.
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

     (i) "Incentive Stock Option" means an option to purchase Common Stock that is an incentive stock option within the meaning of Code Section 422.

     (j) "Insider" means a person who is subject to Section 16 of the Exchange Act.

     (k) "Non-Qualified Stock Option" means any option to purchase Common Stock that is not an Incentive Stock Option.

     (l) "Option" means an Incentive Stock Option or a Non-Qualified Stock
Option.

     (m) "Parent" shall mean any corporation (other than IXC Communications, Inc.) in an unbroken chain of corporations ending with IXC Communications, Inc. if each of the corporations (other than IXC Communications, Inc.) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, as determined in accordance with the rules of Code Section 424(e).

     (n) "Participant" means a person who was been granted an Option or Restricted Stock under the Plan.

     (o) "Plan" means this IXC Communications, Inc. 1998 Stock Plan, as it may be amended from time to time.

     (p) "Restricted Stock" means shares of Common Stock issued under Section 9 of this Plan below that are subject to restrictions upon assignment or alienation prior to vesting.

     (q) "Severance" means, with respect to a Participant, the termination of the Participant's provision of services to the Company as an employee, director, or independent contractor, whether by reason of death, disability, or any other reason. For purposes of determining the exercisability of an Incentive Stock Option, a Participant who is on a leave of absence that exceeds ninety (90) days will be considered to have incurred a Severance on the ninety-first (91st) day of the leave of absence, unless the Participant's rights to reemployment are guaranteed by statute or contract. However, a Participant will not be considered to have incurred a Severance because of a transfer of employment between the Company and a Subsidiary or Parent (or vice versa).

     (r) "Subsidiary" means any corporation or entity in which IXC Communications, Inc., directly or indirectly, controls fifty percent (50%) or more of the total voting power of all classes of its stock having voting power, as determined in accordance with the rules of Code Section 424(f).

     (s) "Ten Percent Shareholder" means any person who owns (after taking into account the constructive ownership rules of Code Section 424(d)) more than ten percent (10%) of the stock of the IXC Communications, Inc. or of any of its Parents or Subsidiaries.

     3. Administration.

     (a) This Plan shall be administered by a Committee appointed by the Board; provided, however, that the Board may administer the Plan for any grants to Participants who are not subject to Code Section 162(m). The Board may remove members from, or add members to, the Committee at any time. To the extent possible and advisable, the Committee shall be composed of individuals that satisfy Rule 16b-3 under the Exchange Act and Code Section 162(m). Notwithstanding anything herein to the contrary, any action which may be taken by the Committee may also be taken by the Board.

     (b) The Committee may conduct its meetings in person or by telephone. A majority of the members of the Committee shall constitute a quorum, and any action shall constitute the action of the Committee if it is authorized by:

          (i) A majority of the members present at any meeting conducted in accordance with the Company's bylaws; or

          (ii) The unanimous consent of all of the members in writing without a meeting.

     (c) The Committee is authorized to interpret this Plan and to adopt rules and procedures relating to the administration of this Plan. All actions of the Committee in connection with the interpretation and administration of this Plan shall be binding upon all parties.

     (d) Subject to the limitations of Sections 10 and 14 of this Plan, the Committee is expressly authorized to make such modifications to this Plan and to the grants of Options and Restricted Stock hereunder as are necessary to effectuate the intent of this Plan as a result of any changes in the tax, accounting, or securities laws treatment of Participants, the Company and the Plan.

     (e) The Committee may delegate its responsibilities to others under such conditions and limitations as it may prescribe, except that the Committee may not delegate its authority with regard to the granting of Options or Restricted Stock to Insiders if that would cause such grants to fail to satisfy Rule 16b-3 under the Exchange Act or Code Section 162(m).

     4. Duration of Plan.

     (a) This Plan shall be effective as of July 30, 1998, provided it is approved by the majority of the Company's shareholders, in accordance with the provisions of Code Section 422, within twelve (12) months before or after the date of its adoption by the Board.

     (b) In the event that this Plan is not so approved, this Plan shall terminate and any Options granted under this Plan shall be void.

     (c) This Plan shall terminate on July 29, 2008, except with respect to Options then outstanding.

     5. Number of Shares.


     (a) The aggregate number of shares of Common Stock which may be issued pursuant to this Plan shall be Three Million One Hundred Fifty Thousand (3,150,000). The maximum number of shares that may be issued to a single Participant is Two Hundred Thousand (200,000).


     (b) Upon the expiration or termination of an outstanding Option which shall not have been exercised in full, the shares of Common Stock remaining unissued under the Option shall again become available for use under the Plan.

     (c) Upon the forfeiture of shares of Restricted Stock, the forfeited shares of Common Stock shall again become available for use under the Plan.

     6. Eligibility.

     (a) Persons eligible for Options under this Plan shall consist of employees, directors, and other persons providing services to the Company. However, Incentive Stock Options may only be granted to employees.

     (b) Notwithstanding anything in this Plan to the contrary, in the event that the Company acquires another entity, the Committee may authorize the issuance of Options ("Substitute Options") to individuals or entities in substitution of stock options previously granted to those individuals or entities in connection with their performance of services for such acquired entity upon such terms and conditions as the Committee shall determine but which shall not be contrary to applicable law, taking into account the limitations of Code Section 424(a) in the case of a Substitute Option that is intended to be an Incentive Stock Option.

     7. Form of Options.

     (a) Options shall be granted under this Plan on such terms and in such form as the Committee may approve, which shall not be inconsistent with the provisions of this Plan; provided, however, that in the event a grant of any Options by the Committee would not be exempt under Section 16b-3 of the Exchange Act, the Board may grant such Options under this Plan on such terms and in such form as the Board may approve, which shall not be otherwise inconsistent with the provisions of this Plan.

     (b) The exercise price per share of Common Stock purchasable under an Option shall be set forth in the Option, which in all cases shall be at least equal to the Fair Market Value of the Common Stock on the date of the grant.

     (c) The exercise price of an Incentive Stock Option granted to a Ten Percent Shareholder shall be no less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of the grant.

     8. Exercise of Options.

     (a) Unless otherwise determined by the Board or the Committee, each Option shall be exercisable in four equal annual installments to begin in most instances with the start date of a Participant's employment with the Company and be subject to such other terms and conditions as may be set forth in the Option. Any Option shall be exercisable following the date of the Participant's Severance only to the extent (if at all) such Option was exercisable on the date of Severance.

     (b) The aggregate Fair Market Value (determined as of the date of grant) of the number of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year shall not exceed one hundred thousand dollars ($100,000) or such other limit as may be required by Section 422 of the Code. To the extent this limit is exceeded, the surplus shares shall be treated as acquired upon the exercise of a Non-Qualified Stock Option. For this purpose, the shares will be taken into account in the order in which the underlying Options were granted.

     (c) Options shall only be exercisable for whole numbers of shares.

     (d) Options are exercised by payment of the full amount of the purchase price to the Company.

          (i) The payment shall be in the form of cash or such other forms of consideration as the Committee shall deem acceptable, such as the surrender of outstanding shares of Common Stock owned by the Participant (that have been held a sufficient period of time (if any) to avoid adverse accounting treatment) or by withholding shares that would otherwise be issued upon the exercise of the Option.

          (ii) If the payment is made by means of the surrender of Restricted Stock, a number of shares issued upon the exercise of the Option equal to the number of shares of Restricted Stock surrendered shall be subject to the same restrictions as the Restricted Stock that was surrendered.

          (ii) After giving due considerations to the consequences under Rule 16b-3 under the Exchange Act and under the Code, the Committee may also authorize the exercise of Options by the delivery to the Company or its designated agent of an irrevocable written notice of exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares of Common Stock and to deliver the sale or margin loan proceeds directly to the Company to pay the exercise price of the Option.

     9. Restricted Stock.

     (a) The Committee may issue grants of Restricted Stock upon such terms and conditions as it may deem appropriate, which need not be the same for each such grant.

     (b) Restricted Stock may not be sold to Participants for less than Fair Market Value.

     (c) A Participant shall not have a vested right to the shares subject to the grant of Restricted Stock until satisfaction of the vesting requirements specified in the grant. The Participant may not assign or alienate the Participant's interest in the shares of Restricted Stock prior to vesting.

     (d) The following rules apply with respect to events that occur prior to the date on which the Participant obtains a vested right to the Restricted Stock.

          (i) Stock dividends, shares resulting from stock splits, etc. that are issued with respect to the shares covered by a grant of Restricted Stock shall be treated as additional shares received under the grant of Restricted Stock.

          (ii) Cash dividends constitute taxable compensation to the Participant that is deductible by the Company.

     10. Modification of Grants.

     (a) The Committee may modify an existing Option, including the right to:

          (i) Accelerate the right to exercise it;

          (ii) Extend or renew it; or

          (iii) Cancel it and issue a new Option.

However, no modification may be made to an Option that would impair the rights of the Participant holding the Option without the Participant's consent. Similar modifications can be made to grants of Restricted Stock.

     (b) Whether a modification of an existing Incentive Stock Option will be treated as the issuance of a new Incentive Stock Option will be determined in accordance with the rules of Code Section 424(h).

     (c) Whether a modification of an existing grant of Restricted Stock or of an Option granted to an Insider will be treated as a new grant will be determined in accordance with Rule 16b-3 under the Exchange Act.

     11. Termination of Options.

     (a) Except to the extent the terms of an Option require its prior termination, each Option shall terminate on the earliest of the following dates.

          (i) The date which is ten (10) years from the date on which the Option is granted or five (5) years in the case of an Incentive Stock Option granted to a Ten Percent Shareholder.

          (ii) The date which is one (1) year from the date of the Severance of the Participant to whom the Option was granted, if the Participant was Disabled at the time of Severance.

          (iii) The date which is one (1) year from the date of the Severance of the Participant to whom the Option was granted, if the Participant's death occurs:

             (A) While the Participant is employed by the Company; or

             (B) Within three (3) months following the Participant's Severance.

          (iv) In the case of any Severance other than one described in Subparagraphs (ii) or (iii) above, the date that is three (3) months from the date of the Participant's Severance.

     12. Non-transferability of Grants.

     (a) No Option under this Plan shall be assignable or transferable except by will or the laws of descent and distribution.

     (b) Grants of Restricted Stock shall be subject to such restrictions on transferability as may be imposed in such grants.

     13. Adjustments

     (a) In the event of any change in the capitalization of the Company affecting its Common Stock (e.g., a stock split, reverse stock split, stock dividend, recapitalization, combination, or reclassification), the Committee shall authorize such adjustments as it may deem appropriate with respect to:

          (i) The maximum number of shares of Common Stock that may be issued under this Plan;

          (ii) The number of shares of Common Stock covered by each outstanding Option;

          (iii) The exercise price per share in respect of each outstanding Option; and

          (iv) The maximum number of shares that may be issued to a single individual.

     (b) The Committee may also make such adjustments in the event of a spin-off or other distribution of Company assets to shareholders, other than normal cash dividends.

     14. Amendment and Termination.

     (a) The Board may at any time amend or terminate this Plan. However, no modification may be made to the Plan that would impair the rights of the Participant holding an Option without the Participant's consent.

     (b) Without the approval of the majority of the shareholders of the Company, the Board may not amend the provisions of this Plan regarding:

          (i) The class of individuals entitled to receive Incentive Stock Options; or

          (ii) The maximum number of shares of Common Stock that may be issued under the Plan, except as provided in Section 13 of this Plan.

     15. Notice of Disqualifying Disposition. A Participant must notify the Company if the Participant disposes of stock acquired pursuant to the exercise of an Incentive Stock Option issued under the Plan prior to the expiration of the holding periods required to qualify for long-term capital gains treatment on the disposition.

     16. Tax Withholding.

     (a) The Company shall have the right to take such actions as may be necessary to satisfy its tax withholding obligations relating to the operation of this Plan.

     (b) If Common Stock that was surrendered by the Participant is used to satisfy the Company's tax withholding obligations, the stock shall be valued based on its Fair Market Value when the tax withholding is required to be made.

     17. No Additional Rights.

     (a) Neither the adoption of this Plan nor the granting (or exercise) of any Option or Restricted Stock shall:

          (i) Affect or restrict in any way the power of the Company to undertake any corporate action otherwise permitted under applicable law; or

          (ii) Confer upon any Participant the right to continue performing services for the Company, nor shall it interfere in any way with the right of the Company to terminate the services of any Participant at any time, with or without cause.

     (b) No Participant shall have any rights as a shareholder with respect to any shares covered by an Option granted to the Participant or subject to a grant of Restricted Stock until the date a certificate for such shares has been issued to the Participant.

     18. Securities Law Restrictions.

     (a) No shares of Common Stock shall be issued under this Plan unless the Committee shall be satisfied that the issuance will be in compliance with applicable federal and state securities laws.

     (b) The Committee may require certain investment (or other) representations and undertakings by the Participant (or other person exercising an Option or purchasing Restricted Stock by reason of the death of the Participant) in order to comply with applicable law.

     (c) Certificates for shares of Common Stock delivered under this Plan may be subject to such restrictions as the Committee may deem advisable. The Committee may cause a legend to be placed on the certificates to refer to these restrictions.

     19. Indemnification. To the maximum extent permitted by law, the Company shall indemnify each member of the Board, as well as any other employee of the Company with duties under this Plan, against expenses (including any amount paid in settlement) reasonably incurred by the individual in connection with any claims against him or her by reason of the performance of the individual's duties under this Plan, unless the losses are due to the individual's gross negligence or lack of good faith.

     20. Governing Law. This Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.